THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                 U.S. PAWN, INC.
                            TO BE HELD JUNE 20, 1997

     The undersigned hereby appoints Melvin Wedgle as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of U.S. Pawn, Inc. held of record by the undersigned on April 29, 1997, at the Annual Meeting of Shareholders to held June 20, 1997, or any adjournment or postponement thereof.

1.       ELECTION OF DIRECTORS

   FOR BOTH NOMINEES listed below         WITHHOLD AUTHORITY to vote
   (except as marked to the               for both nominees listed below  _____
   contrary below)           ______

   Melvin Wedgle             ______       Charles C. Van Gundy            _____

     INSTRUCTIONS: To withhold authority to vote for either nominee, mark the space after the nominee's name as listed above.

2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1) ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated:
      ---------------------------       ---------------------------------------
                                         Signature
PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                      ---------------------------------------
                                        Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. [ ]

                                 U.S. PAWN, INC.
                              7215 Lowell Boulevard
                           Westminster, Colorado 80030

                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 20, 1997


     To the shareholders of U.S. Pawn, Inc.:


     The annual meeting ("Annual Meeting") of the shareholders of U.S. Pawn, Inc. (the "Company") will be held at the Company's executive offices, 7215 Lowell Boulevard, Westminster, Colorado 80030, at 9:00 A.M. on June 20, 1997, or at any adjournment or postponement thereof, for the following purposes:

     (1)  To elect two (2) directors of the Company;

     (2) To transact such other business as may properly come before the Annual Meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 29, 1997 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Charles C. Van Gundy
                                        Secretary




April 30, 1997

                                 PROXY STATEMENT

                                 U.S. Pawn, Inc.
                              7215 Lowell Boulevard
                           Westminster, Colorado 80030
                            Telephone: (303) 657-3550

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 20, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. Pawn, Inc. (the "Company"), a Colorado corporation, of no par value common stock ("common stock" or "shares") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 9:00 A.M. on June 20, 1997, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about April 30, 1997. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the two nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect the nominees for directors hereinafter named and to approve all other proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 29, 1997, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were issued 3,668,446 shares of the Company's common stock, each share entitling the holder to one vote on each matter which may come before the

Annual Meeting. Cumulative voting is not permitted. A majority of the issued and outstanding shares of the Company's common stock entitled to vote, represented at the Annual Meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the holdings of common stock, by each person who, as of the date hereof, holds of record or is known by the Company to hold beneficially or of record, more that 5% of the Company's common stock, by each director, or director-nominee and by all directors and officers as a group.


                                                      Shareholdings
Name and Address                                 Number           Percent
----------------                                 ------           -------

Melvin Wedgle(1)(2)(5)                           607,388            15.1%
7215 Lowell Blvd.
Westminster, CO  80030

Gary A. Agron(1)(5)                               56,750             1.4%
5445 DTC Parkway, Suite 520
Englewood, CO  80111

Daniel B. Rudden(5)                                8,000              * %
1 Sedgwick Drive
Englewood, CO  80111

Charles C. Van Gundy(3)(5)(6)                     31,750              * %
7215 Lowell Blvd.
Westminster, CO  80030

Stanley M. Edelstein(4)(5)                        20,500              * %
4343 South 96th Street
Omaha, NE   68127

Larry M. Snyder(5)(6)                             20,500              * %
3300 East 1st Avenue
Denver, CO   80206

Theresa R. O'Neill(7)                            306,250             7.5%
2381 Juniper Court
Golden, CO   80401


All officers and
directors as a
group(six in number)(1)(2)(3)(4)(5)(6)           744,888            18.5%

*        Less than 1%

(1) Includes currently exercisable stock options to purchase 6,250 shares as to Mr. Wedgle and 12,500 shares as to Mr. Agron all at $2.00 per share until October 23, 2000.

(2) Includes currently exercisable stock options to purchase 220,000 shares at$1.81 per share until March 25, 2004.

(3) Includes currently exercisable stock options to purchase 1,250 shares at $5.12 per share until January 20, 1998, and 10,000 shares at $2.06 per share until March 25, 2005.

(4) Includes currently exercisable stock options to purchase 12,500 shares at $4.36 per share until October 2, 1996.

(5) Includes currently exercisable stock options to purchase 8,000 shares at $1.70 per share until December 28, 2005.

(6) Includes currently exercisable stock options to purchase 12,500 shares at $4.38 per share until January 16, 2007.

(7) Includes currently exercisable stock options to purchase 6,250 shares at $2.00 per share until October 23, 2000 and 25,000 shares at $.625 until September 30, 1998.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

     The Company's executive officers and directors are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership in securities of the Company with the Securities and Exchange Commission. Based solely upon copies of such reports and information provided to the Company by individual executive officers and directors, the Company believes that during the year ended December 31, 1996 all executive officers and directors complied with such reporting requirements except for Mr. Rudden, who did not timely file one statement of changes in ownership on Form 4.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect two (2) Class III directors of the Company. Each director will hold office for a term of three (3) years and thereafter until his successor is elected and has qualified. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of both persons named below as the Company's nominees for directors of the Company. Both nominees are presently members of the Board of Directors. Each nominee has consented to be named herein and to serve if elected.

     It is not anticipated that either nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information as to each nominee's age, positions with the Company, and the year when the nominee first became an officer or director of the Company.

                                                                      Officer or
                                                                       Director
Name                          Age                Office                 Since
----                          ---                ------                 -----

Melvin Wedgle                  44           Chief Executive              1980
                                            Officer, President
                                            and Director



Charles C. Van Gundy           44           Chief Financial              1994
                                            Officer, Vice President,
                                            Secretary and
                                            Director



     Melvin Wedgle has been Chief Executive Officer and President of the Company since its inception in 1980. Mr. Wedgle's grandfather and father operated pawnshops in Denver, Colorado for many years and Mr. Wedgle was employed in the family pawnshop business from 1970 until 1980. He devotes substantially all of his time to the Company's affairs.

     Charles C. Van Gundy has been employed by the Company since January 1992, first as its Assistant Controller, subsequently as its Controller and Vice President of Accounting, and currently as its Vice President and Chief Financial Officer. Mr. Van Gundy earned his Bachelor of Science degree in accounting and finance from Metropolitan State College of Denver in 1979, and subsequently studied law at the University of San Diego School of Law until 1981. From 1982 to 1992 he served as an accounting officer for various mutual fund, high technology and economic redevelopment organizations. He devotes substantially all of his time to the Company's affairs.

                       DIRECTORS NOT STANDING FOR ELECTION

     The members of the Board of Directors who are not standing for election at the Annual Meeting are set forth below:

                                                                   Officer or
                                                                    Director
Name                                Age            Office             Since
----                                ---            ------             -----

Stanley M. Edelstein(1)              43            Director           1991

Larry M. Snyder(1)                   45            Director           1994

Gary A. Agron(2)                     52            Director           1989

Daniel B. Rudden(2)                  49            Director           1989

-----------

(1)  Class I directors

(2)  Class II directors

     Stanley M. Edelstein has been employed by The Pacesetter Corporation ("Pacesetter") since 1978 and is currently its Executive Vice President and Secretary. Pacesetter manufactures and sells home improvement products. Mr.
Edelstein is also responsible for customer service and legal affairs. Mr. Edelstein holds a Bachelor's degree from the University of Colorado (1975) and a Master's degree the University of Nebraska (1977). From 1967 to 1975, Mr. Edelstein was employed in the pawn shop business in Denver, Colorado. He devotes such time as is necessary to the Company's affairs.

     Larry M. Snyder earned his Bachelor of Arts degree from the University of Colorado in 1973 and his Juris Doctorate degree from the University of San Francisco School of Law in 1976. Since 1977 he has been engaged in the private practice of law in Denver, Colorado, and has been general counsel to the Company since 1988. He devotes such time as is necessary to the Company's affairs.

     Gary A. Agron earned his Bachelor of Arts degree from the University of Colorado in 1966 and his Juris Doctorate degree from the University of Colorado School of Law in 1969. Since 1969, he has been engaged in the private practice of law in Denver, Colorado, and since 1974, has specialized exclusively in securities law. Mr. Agron has acted as the Company's securities counsel since 1988. He is a director of Xedar Corporation, a publicly-held high technology research and development firm and Meadow Valley Corporation, a publicly-held heavy construction contractor. He devotes such time as is necessary to the Company's affairs.

     Daniel B. Rudden owned and operated 50 Colortyme Rent to Own stores from 1979 until December 1989 when he sold 45 of the stores to Colortyme, Inc., a national franchisor of rent to own stores. Mr. Rudden acted as Colortyme's president from December 1989 to December 1991. Since December 1991, he owned and operated seven Colortyme Rent to Own stores in the Denver, Colorado metropolitan area. In March 1996, he sold all his Colortyme Rent to Own stores to RTO, Inc. d/b/a Home Choice, a publicly held operator of rent to own stores. Mr. Rudden is currently a consultant to RTO, Inc. He devotes such time as is necessary to the Company's affairs.

Remuneration

                                              SUMMARY COMPENSATION TABLE

                           Fiscal           Annual            Other Annual          Long-Term Compensation
Name and Position           Year            Salary            Compensation              Stock Options(#)
-----------------           ----            ------            ------------              ----------------

Melvin Wedgle              12/31/96         $157,000              -0-                      200,000
  President and
  Chief Executive Officer

                                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Potential Realizable
                          % of                                           Value at Assumed Annual
                          Total            Exercise                       Rates of Stock Price
                          Granted          Price                         Appreciation for Option
         Options          in Fiscal        per Share Expiration                   Term(4)
Name     Granted(1)        Year            ($/Sh)(2)   Date(3)            5% ($)          10%($)
----     ----------        ----            --------- ----------           -------          ------

Melvin    200,000          87%              $1.81     3/25/04            $227,660         $576,935
Wedgle      8,000           3%              $1.70    12/28/05            $  8,553         $ 21,675


(1) On March 25, 1995, the shareholders approved an option to purchase 600,000 shares of common stock exercisable in equal installments each year commencing from March 24, 1994 only if certain profitability criteria are met as reported at September 30, 1994,1995 and December 31, 1996 and to expire in March 2004. As of the date of this Proxy Statement, 275,000 of the 600,000 options approved for Mr. Wedgle have expired due to the failure to meet such profitability criteria for the fiscal years ended September 30, 1994 and 1995. On June 22, 1996, the shareholders approved the 1995 Directors' Stock Option Plan under which each director may be granted options to purchase up to 15,000 shares of common stock exercisable in equal installments each year commencing from September 30, 1995 only if certain profitability criteria are net as reported at September 30, 1995 and December 31, 1996 and 1997. As of the date of this Proxy Statement, 2,000 of the options approved for each director have expired due to the failure to meet certain profitability criteria for the fiscal year ended September 30, 1995.

(2)  All options were granted at market value at the date of grant.

(3) Mr. Wedgle's options have a ten-year term, subject to termination between 30 days to one year following termination of employment in certain events and is exercisable only if certain profitability criteria are met.

(4) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.


                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR END OPTION VALUES

                                                                                        Value of Unexercised
                                                  Number of Unexercised Options        In-the-Money Options at
         Shares Acquired                              At Fiscal Year End                 Fiscal Year End(2)
Name     on Exercise(#)    Value Realized($)(1)   Exercisable    Unexercisable       Exercisable      Unexercisable
----     --------------    --------------------   -----------    -------------       -----------      -------------

Melvin
Wedgle      119,000            $283,119             251,500           -0-              $735,760            -0-


(1) Represents the difference, if any, between the market value of the Company's common stock at exercise and the exercise price of the options.

(2) Represents the difference, if any, between the market value of the Company's common stock on December 31, 1996 and the exercise price of the options.

     On December 14, 1988, the Company's shareholders approved an Incentive Stock Option Plan (the "Plan") for the benefit of the Company's employees. The Company believes that the Plan provides an appropriate incentive to certain employees to maintain a continued interest in the operation and future of the Company. The terms of the Plan provide that the Company is authorized to grant options to purchase shares of common stock to selected employees including officers and directors upon the unanimous consent of all of the Company's directors. The Company will select the optionees and determine the terms and conditions of the stock option grant. However, the purchase price to be paid by optionees for the option shares will not be less than the fair market value of the option shares on the date of grant. Employees owning more than 10% of the outstanding shares of any class of securities of the Company must be granted options at a purchase price of at least 110% of the fair market value of the shares on the date of the grant. No option can be exercised for a period of twelve months following the date of grant, and the employee must exercise options during employment or within 30 days of termination of employment. The Company has registered the shares underlying the options under the Securities Act of 1933, as amended, so that the shares will be free trading when issued. The options are granted for a term of six years, and during such term, may be exercised 33.3% after one year and an additional 33.3% during each of the succeeding two years. A total of 125,000 shares of the Company's authorized but unissued common stock had been reserved for possible issuance pursuant to the Plan. On March 25, 1995, the Company's Board of Directors increased the number of shares of the Company's authorized but unissued common stock reserved for possible issuance pursuant to the Plan to 275,000 shares. On July 25, 1995, the Company registered the increase in shares reserved for possible issuance pursuant to the Plan. To date, options totaling 316,165 shares have been issued under the Plan, exercisable at $0.68 to $5.12 per share, options totaling 96,457 shares have been exercised at $0.68 to $2.56 per share and options totaling 99,000 have expired, leaving options totaling 120,708 shares outstanding.

     On February 6, 1990, the Company granted to Fred A. Baker options to purchase 50,000 shares (the "Baker Option") at $0.50 per share at any time until February 6, 1995. During 1995, the Company extended the Baker Option until August 1, 1996. On July 25, 1995, the Company registered the Baker Option. At November 30, 1995, the Baker Option was fully exercised.

     On September 30, 1990, the Company agreed to grant Messrs. Wedgle and Baker options to purchase up to 50,000 shares each (the "Wedgle Option" and "Baker Option") at $0.625 per share at any time until September 30, 1995, if and only if the Company realized net after tax income of at least $250,000 for the fiscal year ended September 30, 1991. Such net income was realized by the Company and the Wedgle and Baker Options were issued in December 1991. During 1995, the Company extended the Baker Option until August 1, 1996 and extended the Wedgle Option until September 30, 1998. On July 25, 1995, the Company registered the Wedgle and Baker Options. At February 1, 1996, the Baker Option was fully exercised. As of the date of this Proxy Statement, 25,000 shares of the Wedgle Option have been exercised.

     On March 25, 1995, the shareholders approved a proposal authorizing the Company to grant Mr. Wedgle options to purchase up to 200,000 shares of the Company's common stock each year for three years at $1.81 (the "Executive Options") until March 24, 2004. The Executive Options were further limited based upon the Company achieving certain levels of after tax net income for the years ended or ending September 30, 1994, 1995 and December 31, 1996. No Executive Option was granted for the year ended September 30, 1994 due to the Company's failure to meet the minimum after tax net income requirement for that year. On September 30, 1995, the Company granted an Executive Option for 125,000 shares for the year ended September 30, 1995 based on the Company achieving a certain level above the minimum after tax net income requirement for that year. On December 31, 1996, the Company issued an Executive Option for 200,000 shares for the year ended December 31, 1996 based on the Company achieving a certain level above the minimum after tax net income requirement for that year. As of the date of this Proxy Statement, options for 105,000 shares have been exercised and options for 220,000 shares are outstanding.

     On July 21, 1995, the Company established the 1995 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan was approved by the shareholders on June 22, 1996. The Company believes that the Directors' Plan will enhance stockholder investment by attracting, retaining and motivating directors of the Company and to encourage stock ownership by such directors by providing a means to acquire a proprietary interest in the Company's success. Under the Directors' Plan, each director (six in total) may be granted options to purchase up to 15,000 shares of the Company's common stock in equal installments over a three year period beginning September 30, 1995 at prices not less than the fair market value of the option shares on the date of grant and exercisable for no more than ten years from date of grant. Any director owning more than 10% of the total combined voting power of all classes of stock of the

Company must be granted options at a purchase price of a least 110% of the fair value of the option shares on the date of grant.

     Each installment granted to each director may be further limited based upon the Company achieving the following percentage of after tax net income to total revenues for the three fiscal years ending September 30, 1995 and December 31, 1996 and 1997:

       After Tax                     Options Issuable for Years Ending
      Net income %              9-30-95           12-31-96         12-31-97
      ------------              -------           --------         --------

      2.9 or lower %              -0-                -0-              -0-
      3.0 to 5.9%               3,000              3,000            3,000
      6.0 to 6.9%               4,000              4,000            4,000
      7.0 or higher %           5,000              5,000            5,000

     Based upon the audited financial statements of the Company for the years ended September 30, 1995 and December 31, 1996, the percentage of after tax net income to total revenues was 5.6% and 7.5%, respectively. For the years ended September 30, 1995 and December 31, 1996, each director as been issued options to purchase a total of 8,000 shares of the Company's Common Stock at $1.70 per share exercisable any time until December 28, 2005.

     No retirement, pension, profit sharing or other similar program has been adopted by the Company. Except as stated above, no warrants or options have been granted to any officer, director or other employee of the Company. In the future, the Company may offer stock bonus and profit sharing or pension plans to the employees or executive officers of the Company in such amounts and upon such conditions as the Board of Directors may determine in its sole discretion.

                              CERTAIN TRANSACTIONS

     The Company leases one of its pawnshop locations from Melvin Wedgle, its President, at a monthly rental of $6,600. The Company believes the rental rate is as fair to the Company as rates which could have been obtained in arm's length transactions with unaffiliated third parties.

     The Company was indebted at December 31, 1996 in the aggregate amount of approximately $838,000 for loans advanced to the Company by shareholders, employees and by members of Melvin Wedgle's family. These loans are unsecured, bear interest between 10% and 15% per annum, were used for working capital and are due on dates ranging from February 1998 to December 1999. The terms of the loans are believed to be as fair as terms which could have been obtained in arm's length transactions with unaffiliated third parties.

     As of December 31, 1996, Melvin Wedgle owed the Company $74,000 for cash loans advanced to him during the course of his employment with the Company. Mr. Wedgle's loan is evidenced by a promissory note which is due September 30, 1997 bears interest of 9% per annum and is collateralized by 100,000 common shares in the Company.

     The Company has adopted a policy that no additional loans will be advanced to executive officers or directors in the Company except upon the affirmative vote of a majority of the Company's disinterested directors.

     Messrs. Agron and Snyder, directors of the Company, perform legal services on the Company's behalf. During Fiscal 1996, Messrs. Agron and Snyder received legal fees from the Company totaling $21,936 and $16,124, respectively.

     On January 27, 1996, the Company adopted the 1996 Consultant's Stock Option Plan (the "Consultant Plan") under which 500,000 shares of the Company's common stock have been reserved for issuance at prices not less than 75% of the fair market value of the option stock on the date of grant. On February 7, 1996, the Company registered all shares reserved under the Consultant Plan. The Company believes that the Consultant Plan will enhance stockholder investment by attracting, retaining and motivating consultants and employees of the Company and encouraging stock ownership by such consultants and employees by providing a means to acquire a proprietary interest in the Company's success. On February 7, 1996, the Company entered into an agreement with Philip J. Davis (the "Davis Agreement") to provide investment banking, investor relations and acquisition/merger related consulting services to the Company. Pursuant to the Davis Agreement and under the Consultant's Plan, the Company granted Mr. Davis an option to purchase 150,000 shares at $1.50 per share, 50,000 shares at $2.50 per share and 50,000 shares at $3.50 per share until February 7, 1997. As of the date of this Proxy Statement, all options granted under the Davis Agreement have been exercised. On April 24, 1996, the Company entered into an agreement with James A. Favia (the "Favia Agreement") to provide investment banking consulting services to the Company. Pursuant to the Favia Agreement and under the Consultant's Plan, the Company granted Mr. Favia an option to purchase 50,000 shares of the Company's common stock at $2.1875 per share until April 24, 1997. As of the date of this Proxy Statement, all options granted under the Favia Agreement have been exercised.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     AJ. Robbins, P.C., Certified Public Accountants and Consultants, conducted the audit of the Company's financial statements for the year ended September 30, 1995, the three month transition period ended December 31, 1995 and the year ended December 31, 1996. This firm has performed no accounting services for the Company other than the audit of its financial statements. It is the Company's understanding that AJ. Robbins, P.C. is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     The management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgement.

     The above notice and Proxy Statement are sent by order of the Board of Directors.




                                                 Charles C. Van Gundy
                                                 Secretary



April 30, 1997